EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, Ga., Oct. 19, 2012 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $411,000, or $0.05 per diluted share for the third quarter of 2012 compared to net income available to shareholders of $208,000, or $0.02 per diluted share for the comparable 2011 period, while net income available to shareholders for nine months ended September 30, 2012 was $1,003,000, or $0.12 per diluted share compared to $1,103,000, or $0.13 per share for the comparable 2011 period. "Our pre-tax, pre-provision core earnings continue to support the credit-related expenses needed to address our problem assets. We remain cautiously optimistic about recent signs of improvement in the economy and housing and real estate market. This is reflected on our balance sheet as total loans outstanding have increased over the previous quarter end for the second consecutive quarter. The Company focus continues to be problem asset resolution and those efforts resulted in further improvement during the quarter as nonperforming assets decreased to $51.74 million at September 30, 2012 from $53.97 million at June 30, 2012, or a decrease of 4.13 percent, while the substandard assets to tier one equity plus loan loss allowance ratio improved to 63.87% at September 30, 2012 from 67.97% at June 30, 2012. Though improvement was realized this quarter, we still have much work ahead to meet our goals of reducing our problem assets to an acceptable level and returning to acceptable earnings. Our board, management and staff remain committed to making incremental progress toward these goals during 2012 and we were able to again accomplish that this quarter," said Ed Loomis, President and Chief Executive Officer.

Capital

Colony continues to maintain a strong capital position to be categorized as "well-capitalized" by regulatory benchmarks. At September 30, 2012, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 10.07 percent, 15.39 percent and 16.65 percent, respectively, compared to the previous quarter end of 9.71 percent, 15.67 percent  and 16.94 percent, respectively, at June 30, 2012 and to 9.33 percent, 15.38 percent and 16.64 percent, respectively, at September 30, 2011. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the third quarter of 2012, the Company reported net interest income of $9.22 million and a net interest margin of 3.56 percent, compared to $8.74 million and 3.21 percent, respectively, for third quarter 2011, while net interest income for nine months ended September 30, 2012 was $27.20 million with a net interest margin of 3.39 percent, compared to $26.14 million with a net interest margin of 3.05 percent for the comparable 2011 period.  The improvement is indicative of the Company's focus on maximizing its net interest margin through deposit and loan pricing guidance and balance sheet restructuring. Anticipated loan growth along with pricing discipline should result in continued net interest margin improvement for the balance of 2012.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $85.04 million at September 30, 2012 compared to $87.75 million and $108.93 million, respectively, at June 30, 2012 and September 30, 2011. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 63.87%, 67.97% and 84.75%, respectively, at September 30, 2012, June 30, 2012 and September 30, 2011. Though much work remains to reduce substandard assets, improvement in these ratios reflects solid work in addressing and bringing resolution to substandard assets. Non-performing assets decreased from the previous quarter end to $51.74 million or 6.96 percent of total loans and other real estate owned as of September 30, 2012. This compares to $53.97 million or 7.35 percent and $63.29 million or 8.31 percent, respectively, as of June 30, 2012 and September 30, 2011.  Loan loss reserve methodology resulted in nine months ended September 30, 2012 provision for loan losses of $5.63 million compared to $6.00 million for the comparable 2011 period. As we begin to see stabilization in the economy and the housing and real estate market, we expect continued improvement in our substandard assets.

Other real estate totaled $20.45 million at year end December 31, 2011 compared to $17.09 million at September 30, 2012. During this period, $5.76 million has been added to other real estate, thus a reduction from sales and/or write-downs of $9.12 million. This significant movement of properties in a challenging real estate market is indicative of the commitment by Colony management to address its problem assets in a timely and prudent manner. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the third quarter of 2012 net charge-offs were $2.65 million, or 0.36 percent of average loans as compared to net charge-offs of $734 thousand, or 0.10 percent of average loans in third quarter 2011, while net charge-offs for nine months ended September 30, 2012 were $6.89 million, or 0.96% of average loans as compared to net charge-offs of $17.37 million, or 2.25% of average loans for the comparable 2011 period.  The loan loss reserve was $14.39 million on September 30, 2012, or 1.98 percent of total loans compared to $15.29 million and $16.91 million, or 2.13 percent and 2.28 percent, respectively, at June 30, 2012 and September 30, 2011.  Management believes that the 2012 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at September 30, 2012.

Noninterest Income

Total noninterest income decreased in the comparable periods as noninterest income for nine months ended September 30, 2012 was $7.09 million compared to $7.20 million in the comparable 2011 period. Fee income from the sale of SBA loans was $306 thousand in nine months ended September 30, 2012 compared to $864 thousand in the comparable 2011 period that primarily accounted for the decrease. On a positive note, service charge on deposits increased 5.69% and mortgage fee income increased 83.85% over the prior comparable period. The Company began an initiative during 2012 to enhance our secondary mortgage lending operations. Mortgage lending training was provided to several current employees to boost our secondary market loan originators. This has resulted in better penetration in the markets that Colony serves and resulted in increased mortgage fee income.

Noninterest Expense

Total noninterest expense increased to $25.64 million in nine months ended September 30, 2012 compared to $24.25 million in the comparable 2011 period, or an increase of 5.73 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossession and foreclosure expenses totaled $3.85 million in nine months ended September 30, 2012 compared to $2.79 million in the comparable 2011 period. Salaries and employee benefit expenses increased to $11.49 million in nine months ended September 30, 2012 compared to $10.78 million in the comparable 2011 period, or an increase of 6.59 percent. This increase is primarily attributable to an increase in headcount related to additional "back-office" regulatory compliance demands. Occupancy expenses decreased to $2.90 million in nine months ended September 30, 2012 compared to $3.08 million in the same comparable 2011 period, or a decrease of 5.84 percent. The decrease was primarily attributable to less depreciation expense for the comparable periods.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty eight offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	09/30/12	09/30/11	09/30/12	09/30/11
Net Interest Income	$9,222	$8,743	$27,197	$26,142
Provision for Loan Losses	1,742	2,250	5,627	6,000
Non-interest Income	2,903	2,423	7,091	7,198
Non-interest Expense	9,247	8,090	25,635	24,247
Income Taxes	364	268	953	940
Net Income	772	558	2,073	2,153
Preferred Stock Dividend	361	350	1,070	1,050
Net Income Available to
Common Shareholders	411	208	1,003	1,103

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	09/30/12	09/30/11	09/30/12	09/30/11
Common Shares Outstanding	8,439,258	8,442,258	8,439,258	8,442,258
Weighted Average Basic Shares	8,439,258	8,442,278	8,439,258	8,441,070
Weighted Average Diluted Shares	8,439,258	8,442,278	8,439,258	8,441,070
Earnings Per Basic Share (b)	$0.05	$0.02	$0.12	$0.13
Earnings Per Diluted Share (b)	$0.05	$0.02	$0.12	$0.13
Common Book Value Per Share	$8.13	$8.33	$8.13	$8.33
Tangible Common Book Value Per Share	$8.10	$8.30	$8.10	$8.30

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	09/30/12	09/30/11	09/30/12	09/30/11
Net Interest Margin (a)	3.56%	3.21%	3.39%	3.05%
Return on Average Assets (b)	0.15%	0.07%	0.12%	0.12%
Return on Average Total Equity (b)	1.69%	0.87%	1.38%	1.56%
Efficiency (c)	84.27%	77.75%	79.31%	76.90%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	09/30/12	09/30/11
Total Assets	$1,097,437	$1,145,983
Loans, Net of Reserves	711,971	724,030
Allowance for Loan Losses	14,389	16,910
Intangible Assets	232	268
Deposits	941,204	948,356
Common Shareholders' Equity	68,584	70,308
Common Equity to Total Assets	6.25%	6.14%
Total Equity	96,369	97,931
Total Equity to Total Assets	8.78%	8.55%
	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	09/30/12	09/30/11	09/30/12	09/30/11
Total Assets	$1,111,524	$1,172,997	$1,147,419	$1,220,352
Loans, Net of Reserves	709,627	750,810	699,511	773,615
Deposits	953,380	977,130	973,670	1,012,519
Common Shareholders' Equity	69,279	68,244	69,139	66,437
Total Equity	97,044	95,847	96,861	93,994

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	09/30/12	09/30/11	09/30/12	09/30/11
Nonperforming Loans	$34,283	$42,148	$34,283	$42,148
Nonperforming Assets	51,741	63,289	51,741	63,289
Substandard Assets	85,037	108,933	85,037	108,933
Net Loan Chg-offs (Recoveries)	2,646	734	6,888	17,370
Reserve for Loan Loss to Gross Loans	1.98%	2.28%	1.98%	2.28%
Reserve for Loan Loss to Non-performing Loans	41.97%	40.12%	41.97%	40.12%
Reserve for Loan Loss to Non-performing Assets	27.81%	26.72%	27.81%	26.72%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.36%	0.10%	0.96%	2.25%
Nonperforming Loans to Gross Loans	4.72%	5.69%	4.72%	5.69%
Nonperforming Assets to Total Assets	4.71%	5.52%	4.71%	5.52%
Nonperforming Assets to Total Loans And Other Real Estate	6.96%	8.31%	6.96%	8.31%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	63.87%	84.75%	63.87%	84.75%

Quarterly Comparative Data (in thousands, except per share data)
	3Q2012	2Q2012	1Q2012	4Q2011	3Q2011

Assets	$1,097,437	$1,133,170	$1,176,644	$1,195,376	$1,145,983
Loans	711,971	700,917	690,533	700,614	724,030
Deposits	941,204	972,135	994,014	999,985	948,356
Common Shareholders' Equity	68,584	69,265	69,422	68,950	70,308
Total Equity	96,369	97,009	97,125	96,613	97,931
Net Income	772	760	541	381	558
Net Income Available to Common Shareholders	411	403	189	31	208
Net Income Per Share	0.05	0.05	0.02	0.00	0.02

Key Performance Ratios	3Q2012	2Q2012	1Q2012	4Q2011	3Q2011

Return on Average Assets (1)	0.15%	0.14%	0.06%	0.01%	0.07%
Return on Average Total Equity (1)	1.69%	1.66%	0.78%	0.13%	0.87%
Common Equity to Total Assets	6.25%	6.11%	5.90%	5.76%	6.14%
Total Equity to Total Assets	8.78%	8.56%	8.25%	8.07%	8.55%
Net Interest Margin	3.56%	3.39%	3.23%	3.28%	3.21%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Sept. 30, 2012	Sept. 30, 2011
	(unaudited)	(unaudited)

ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$22,077	$16,777
Federal Funds Sold	42,946	10,561
	65,023	27,338
Interest-Bearing Deposits	9,210	4,409
Investment Securities
Available for Sale, at Fair Value	242,097	313,119
Held for Maturity, at Cost (Fair Value of $46 and
$48 as of Sept. 30, 2012 and Sept. 30, 2011, Respectively)	45	49
	242,142	313,168
Federal Home Loan Bank Stock, at Cost	3,139	5,573
Loans	726,522	740,999
Allowance for Loan Losses	(14,389)	(16,910)
Unearned Interest and Fees	(162)	(59)
	711,971	724,030
Premises and Equipment	25,212	26,024
Other Real Estate	17,091	20,662
Other Intangible Assets	232	268
Other Assets	23,417	24,511
Total Assets	$1,097,437	$1,145,983

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$101,852	$88,491
Interest-Bearing	839,352	859,865
	941,204	948,356

Borrowed Money
Subordinated Debentures	24,229	24,229
Other Borrowed Money	30,000	71,000
	54,229	95,229

Other Liabilities	5,635	4,467

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000
Shares, Issued 28,000 Shares	27,785	27,623
Common Stock, Par Value $1; Authorized 20,000,000
Shares, Issued 8,439,258 and 8,442,258 Shares as of
Sept. 30, 2012 and 2011, Respectively	8,439	8,442
Paid in Capital	29,145	29,166
Retained Earnings	30,337	29,466
Restricted Stock- Unearned Compensation	--	(10)
Accumulated Other Comprehensive Loss, Net of Tax	663	3,244
	96,369	97,931
Total Liabilities and Stockholders' Equity	$1,097,437	$1,145,983

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Nine Months Ended
	09/30/12	09/30/11	09/30/12	09/30/11
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest Income
Loans, Including Fees	$10,538	$10,920	$31,391	$33,623
Federal Funds Sold and Securities Purchased
Under Agreements to Resell	16	19	72	91
Deposits with Other Banks	4	11	34	37
Investment Securities
U. S. Government Agencies	1,116	1,703	4,125	5,397
State, County and Municipal	42	44	173	102
Corporate Obligations/Asset-Backed Sec.	14	23	62	68
Dividends on Other Investments	18	12	55	36
	11,748	12,732	35,912	39,354

Interest Expense
Deposits	2,110	3,124	6,833	10,228
Federal Funds Purchased and Securities Sold
Under Agreements to Repurchase	--	--	--	338
Borrowed Money	416	865	1,882	2,646
	2,526	3,989	8,715	13,212
Net Interest Income	9,222	8,743	27,197	26,142
Provision for Loan Losses	1,742	2,250	5,627	6,000
Net Interest Income After Provision for Loan Losses	7,480	6,493	21,570	20,142

Noninterest Income
Service Charges on Deposits	917	835	2,527	2,391
Other Service Charges, Commissions and Fees	372	296	1,119	941
Mortgage Fee Income	103	57	296	161
Securities Gains	1,187	813	2,067	1,945
Other	324	422	1,082	1,760
	2,903	2,423	7,091	7,198
Noninterest Expense
Salaries and Employee Benefits	3,833	3,639	11,486	10,778
Occupancy and Equipment	1,000	1,040	2,901	3,084
Other	4,414	3,411	11,248	10,385
	9,247	8,090	25,635	24,247

Income Before Income Taxes	1,136	826	3,026	3,093
Income Taxes	364	268	953	940
Net Income	772	558	2,073	2,153

Preferred Stock Dividends	361	350	1,070	1,050

Net Income Available to Common Shareholders	$411	$208	$1,003	$1,103
Net Income Per Share of Common Stock
Basic	$0.05	$0.02	$0.12	$0.13
Diluted	$0.05	$0.02	$0.12	$0.13
Weighted Average Basic Shares Outstanding	8,439,258	8,442,278	8,439,258	8,441,070
Weighted Average Diluted Shares Outstanding	8,439,258	8,442,278	8,439,258	8,441,070
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002